AETNA VARIABLE PORTFOLIOS, INC.

                              ARTICLES OF AMENDMENT


     AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          The Board of Directors of the Corporation, by unanimous written consent dated on or about August 20, 1996, and pursuant to Section 2-602 of the Maryland Corporations and Associations Code and Article 9 of the Charter of the Corporation, redesignated two series ("Portfolios") of the Corporation as follows:

          Aetna Variable Quantitative Equity Portfolio is redesignated Aetna Variable Index Plus Portfolio

          Aetna Variable Small Company Growth Portfolio is redesignated Aetna Variable Small Company Portfolio,

     such redesignations to apply to all issued and outstanding and authorized but unissued shares of these Portfolios.

     This amendment has been approved by a majority of the entire Board of Directors of the Corporation and no stock entitled to be voted on the matter has been subscribed for at the time of the approval of this amendment.

     IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.


Date:    October 10, 1996
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         [CORPORATE SEAL]                   AETNA VARIABLE PORTFOLIOS,

Attest:  /s/ Susan E. Bryant                By:   /s/Shaun P. Mathews
         --------------------                     -------------------------
         Susan E. Bryant                          Shaun P. Mathews
         Secretary                                President